                                                                   Exhibit 3.104

                                                          Adopted April 12, 1985
                                                            Amended May 15, 1987
                                                       Amended September 9, 1988

             CINCINNATI ELECTRONICS CORPORATION (the "Corporation")

                               CODE OF REGULATIONS

ARTICLE I. - SEAL
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     The corporate seal of the Corporation shall be circular and bear the words
"Cincinnati Electronics Corporation."

ARTICLE II. - SHAREHOLDERS
--------------------------

     (a) Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Ohio as may be specified in the notice required under paragraph (c) of this Article on the last Monday of the fourth month following the close of each fiscal year of the Corporation, at which time there shall be elected a Board of Directors to serve for one (1) year and until their successors are elected and qualified. Any other business may be transacted at the annual meeting without specific notice of such business being given, except such business as may require specific notice by law. Notwithstanding the above provisions, the Board of Directors may accelerate or postpone the date of the annual meeting for not more than thirty (30) days from the date fixed herein if the Board deems such action necessary or desirable. Any business transacted or elections held at any annual meeting which has been postponed by the Board of
Directors pursuant to the authority herein conferred shall be valid as if transacted or held at the regularly scheduled annual meeting.

     (b) Special Meetings. Special meetings of the shareholders may be called and held as provided by law.

     (c) Notice. Notice of each annual or special meeting of the shareholders shall be given in writing either by the President, any Vice President, the
Secretary, or any Assistant Secretary, not less than ten (10) days before the meeting. Any shareholder may, at any time, waive any notice required to be given under these Regulations.

     (d) Quorum. The shareholders present in person or by proxy at any meeting shall constitute a quorum unless a larger proportion is required to take the action stated in the notice of the meeting, in which case, to constitute a quorum, there shall be present in person or by proxy the holders of record of shares entitling them to exercise the voting power required by the Articles of
Incorporation of the Corporation to take the action stated.

     (e) Order of Business. At all shareholders' meetings the order of business shall be as follows:

             1. Ratification of minutes of previous meeting, if applicable.

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             2. Election of Directors.

             3. Appointment of Auditors.

             4. Other Business.

     (f) Organization. The President shall preside at all meetings of the shareholders, but in his absence the shareholders shall elect another officer or a shareholder to so preside. The Secretary of the Corporation shall act as
Secretary of all meetings of the shareholders, but in the absence of the
Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

ARTICLE III. - DIRECTORS
------------------------

     (a) The Board of Directors shall be composed of seven (7) persons who shall be elected annually by action of the shareholders, and who shall have the qualifications set forth in Paragraphs 1 and 4 of that certain Special Security
Agreement dated September 9, 1988 by and among CMC Holdings, Inc., Canadian
Marconi Company, Canmar Investments, Inc., The English Electric Company, Ltd.,
Cincinnati Electronics Corporation, The General Electric Company, p.l.c. and the
Department of Defense of the United States Government ("Special Security
Agreement"). Any vacancy on the Board of Directors arising by reason of resignation, death or inability to act shall be filled promptly by the shareholders in the manner provided in Paragraph 4 of the Special Security
Agreement and a successor Director shall have the qualifications set forth in
Paragraph 4.

     (b) Quorum. A majority of the Board of Directors provided such majority includes at least one of the outside directors as defined in Paragraph 1 of the
Special Security Agreement shall constitute a quorum and the action of a majority of those present at a meeting shall constitute the action of the Board of Directors and have the same effect as though taken by all members of the
Board of Directors.

     (c) Time of Meeting; Presence Through Communications Equipment. The Board
of Directors shall meet at the principal office of the Corporation, at least annually, as soon as possible, following the annual meeting of the shareholder, but the Directors shall have the authority to change the time and place of their said meeting by Resolution. Meeting of the Board of Directors, and meeting of any Committee thereof, may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this subparagraph (b) shall constitute presence at such meeting.

     (d) Call and Notice. Meetings of the Board of Directors (other than the one following the annual Shareholder Meeting) may be called at any time by the
President and shall be called by the President upon the request of two members of the Board. The Board shall decide what notice shall be given of all other meetings. Any meeting at which all of the directors are present shall be a valid meeting whether notice thereof was given or not and any business may be transacted at such a meeting.

     (e) Resolutions. The Board of Directors may adopt Resolutions for their own government and that of the Corporation provided such Resolutions are not inconsistent with the

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Articles of Incorporation of the Corporation or these Regulations. Further,
Resolutions by the Board of Directors may be adopted by action in writing signed by all the Directors in lieu of meeting.

ARTICLE IV. - COMMITTEES
------------------------

     There shall be a permanent standing committee of the Board of Directors to be known as the Defense Security Committee, and the Board of Directors shall each year in its annual organizational meeting designate five (5) of its number having the qualifications set forth in the Special Security Agreement to serve on the Defense Security Committee. The duties and authority of the Defense
Security Committee shall be as stated in the Special Security Agreement.

     The Board of Directors may by resolution designate not less than three (3)
of its number to serve on any other committee or committees as the Board may from time to time constitute. The duties and authority of any such other committee or committees shall be as stated in the resolution constituting the same.

ARTICLE V. - OFFICERS
---------------------

     (a) Number. The officers of the Corporation shall be a President, one or more Vice President(s), a Secretary and a Treasurer. Any two or more of the offices may be held by the same persons, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

     (b) Other Officers. The Board of Directors is authorized in its discretion to establish the office of Chairman of the Board, and shall have the further power to provide for such other officers, assistant officers and agents as it shall deem necessary from time and may dispense with any of said offices and agencies at any time.

     (c) Election, Term and Removal. At the first meeting of the Board of
Directors after the annual meeting of the shareholders, the Board shall select one of its members by a majority vote to be President of the Corporation. It shall also select all other officers of the Corporation by a majority vote but none of such other officers shall be required to be members of the Board, except the Chairman of the Board if that office is established. All officers of the
Corporation shall hold office for one year and until their successors are elected and qualified.

     (d) Vacancies and Absence. If any office shall become vacant by reason of the death, resignation, disqualification, or removal of the incumbent thereof, or other cause, the Board of Directors may elect a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created. In case of the absence of any officer of the Corporation or for any reason that the
Board of Directors may determine as sufficient, the said Board may delegate the powers and duties of such officer to any other office or to any director, except where otherwise provided by these regulations or by statute, for the time being.

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ARTICLE VI. - DUTIES OF OFFICERS
--------------------------------

     (a) Chairman of the Board. The Chairman of the Board of Directors, if the
board establishes such office, shall preside at all meetings of the Board, appoint all special or other Committees unless otherwise ordered by the Board, confer with and advise all other officers of the Corporation, and perform such other duties as may be delegated to him from time to time by the Board.

     (b) President. The President shall be the chief executive officer and active head of the Corporation, and in the recesses of the Board of Directors and the Executive Committee, shall have general control and management of all its business and affairs. He shall make such recommendations to the Board of
Directors as he thinks proper, and he shall bring before said Board such information as may be required touching the business and property of the
Corporation. He shall perform generally all duties incident to the office of
President, as required or authorized by law and such as are usually vested in the President of a similar corporation.

     (c) Vice President. The Vice Presidents shall perform such duties as may be delegated to them by the Board of Directors, or assigned to them from time to time by the Board of Directors, or the President. The Vice President, or in the
event there shall be more than one Vice President, such Vice President as may be designated by the Board, shall perform the duties and have the powers of the
President in case of the absence of the latter from his office, and during such absence such Vice President shall be authorized to exercise all the functions of the President and shall sign all papers and perform all duties as acting
President.

     (d) Secretary. The Secretary shall keep a record of all proceedings of the
Board of Directors, and of all meetings of Shareholders, and shall perform such other duties as may be assigned to him by the Board of Directors or the
President.

     (e) Assistant Secretaries. The Assistant Secretaries shall perform such duties as may be assigned to them by the Secretary or the Board of Directors.
The Board of Directors or the president may designate one of the Assistant
Secretaries to serve as acting Secretary during the absence or disability of the
Secretary.

     (f) Treasurer. The Treasurer shall have charge of the funds and accounts of the Corporation. He shall keep proper books of account showing all receipts, expenditures and disbursements of the Corporation, with vouchers in support thereof. He shall also from time to time, as required, make reports and statements to the Directors as to the financial condition of the Corporation, and submit detailed statements of his receipts and disbursements; he shall perform such other duties as shall be assigned to him from time to time by the
Board of Directors or the President.

     (g) Assistant Treasurers. The Assistant Treasurers shall perform such duties as may be assigned to them by the Treasurer of the Board of Directors.
The Board of Directors or the President may designate one of the Assistant
Treasurers to serve as acting Treasurer during the absence or disability of the
Treasurer.

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     (h) Bonds of Officers. The Board of Directors shall determine which officers, if any, of the Corporation shall give bond, and the terms and amount thereof, the expense to be paid by the Corporation.

ARTICLE VII. - INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------

     The Corporation shall indemnify each director and each officer of the
Corporation, and each person employed by the Corporation who serves at the written request of the President of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The term "officer" as used in this
Section shall include the Chairman of the Board and the Vice Chairman of the
Board if such offices are filled, the President, each Vice President, the
Treasurer, the Secretary and any other person who is specifically designated as an "officer" within the operation of this Article by action of the Board of
Directors. The Corporation may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

ARTICLE VIII. - STOCK
---------------------

     (a) Certificates of Stock. Each shareholder of this Corporation whose stock has been fully paid shall be entitled to a certificate or certificates, showing the number of shares registered in his name on the books of the Corporation.
Each certificate shall be signed by the President or any Vice President and the
Secretary or any Assistant Secretary. A full record of each certificate, as issued, shall be entered on the stub thereof.

     (b) Transfers of Stock. Shares shall be transferable on the books of the
Corporation by the holders thereof in person or by a duly authorized attorney upon surrender of the certificates thereto with duly executed assignment endorsed thereon or attached thereto. Evidence of authority to endorse any certificate and to request its transfer shall be produced to the Corporation. In case of transfer by executors, administrators, guardians or other legal representatives or fiduciaries, appropriate legal evidence of their authority to act shall be produced and may be required to be filed with the Corporation. No transfer shall be made until the stock certificate in question and such evidence of authority are delivered to the Corporation.

     (c) Transfer Agents and Registrars. The Board of Directors may appoint an agent or agents to keep the records of the shares of the Corporation, or to transfer or to register shares, or both, in Ohio or any other state and shall define the duties and liabilities of any such agent or agents.

     (d) Lost, Destroyed or Mutilated Certificates. If any certificate of stock in this Corporation becomes worn, defaced or mutilated, the Directors, upon production and surrender thereof, may order the same cancelled, and may issue a new certificate in lieu of the same. If any certificate of stock be lost or destroyed, a new certificate may be issued upon such terms and under such regulations as may be adopted by the Board of Directors.

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ARTICLE IX. - AMENDMENTS
------------------------

     These Regulations, or any of them, may be altered, amended, added to or repealed as provided by law.